OPINION OF COUNSEL


                                         May 17, 2011



Dataram Corporation
186 Princeton-Hightstown Road
West Winsor, New Jersey 08550

          Re:     Dataram Corporation -
                  Registration Statement on Form S-3 (Registration No. 333-
                  173212)

Ladies and Gentlemen:

     We are providing this opinion letter in our capacity as counsel to Dataram Corporation, a New Jersey corporation (the " Company" ), in connection with the filing by the Company of a Prospectus Supplement pursuant to Rule 424(b)5 (the " Prospectus Supplement" ) under the above-captioned registration statement on Form S-3 (the " Registration Statement" ) under the Securities Act of 1933, as amended (the " Securities Act" ), with the United States Securities and Exchange Commission (the " Commission" ). The Prospectus Supplement relates to the sale by the Company of
(a) 1,775,000 shares of Common Stock, one dollar par value per share,
(b) Warrants to purchase 1,331,250 shares of Common Stock, and (c) 1,331,250 shares of Common Stock to be issuable upon exercise of the Warrants (collectively, the " Securities" ).

     You have requested that we render the opinion set forth in this letter and we are furnishing this opinion in accordance with the requirements of
Part II, Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated by the Commission under the Securities Act.

     In connection with the foregoing registration, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (i) the form of Registration Statement and the form of the Prospectus Supplement, each as provided to us by the Company, (ii) the Company's Restated Certificate of Incorporation, as amended and restated to date
(the " Certificate of Incorporation" ), (iii) the Company's By-Laws, as amended and/or restated to date (the " By-Laws" ), (iv) certain resolutions of the Board of Directors of the Company relating to the Registration Statement and/or the Prospectus Supplement, and (v) such other documents as we have deemed necessary or appropriate for purposes of rendering the opinion set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. With your consent, we have also assumed (a) that any documents executed by parties other than the Company with respect to the Securities (collectively, the " Documents" ) have been duly authorized, executed and delivered by the parties thereto other than the Company, (b) that the Documents constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms, and (c) that the status of the Documents as legally valid and binding obligations of the parties is not affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities. As to any facts material to the opinion expressed herein that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

     Based upon and subject to the foregoing, we are of the opinion that:

1. Upon issuance, delivery and payment therefor and in an amount not less than the par value thereof, in the manner contemplated by the Registration Statement and the Prospectus Supplement, the 1,775,000 shares of Common Stock being sold pursuant to the Prospectus Supplement will be validly issued, fully paid and nonassessable.

2. When the Warrants have been duly executed, authenticated, issued and delivered against payment therefor in the manner contemplated by the Registration Statement and the Prospectus Supplement, the Warrants to purchase 1,331,250 shares of Common Stock will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3. Upon exercise of the relevant Warrants and issuance, delivery and payment therefor, in the manner contemplated by the Registration Statement, the Prospectus Supplement and the relevant Warrant, the 1,331,250 shares of Common Stock issuable upon exercise of the Warrants will be validly issued, fully paid and nonassessable.

     Our opinions are limited to the laws of the states of New York and New Jersey. Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) any waiver of rights or defenses under usury laws; (d) any provision requiring the payment of attorneys' fees, where such payment is contrary to law or public policy; and (e) the severability, if invalid, of provisions to the foregoing effect.

     We hereby consent to the filing of this opinion with the Commission as
Exhibit 5. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the States of New York or New Jersey be changed by legislative action, judicial decision or otherwise.

                              Very truly yours,



                              /s/ Dillon, Bitar & Luther, L.L.C.

                              DILLON, BITAR & LUTHER, L.L.C.